CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 92 to the Registration Statement of Highland Funds I (File No. 333-132400), on Form N-1A under the Securities Act of 1933, as amended.

/s/ K&L Gates LLP
K&L Gates LLP

October 28, 2020